                                                                       EXHIBIT A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934

                               Intellicall, Inc.
                                (Name of Issuer)

                     Common Stock, par value $.01 per share
                         (Title of Class of Securities)

                                   45815C103
                                 (CUSIP Number)

                          Nomura Holding America Inc.
                      2 World Financial Center, Building B
                         New York, New York 10281-1198
                              Attn:  Howard Gellis
                                 (212) 667-1893
                 (Name, Address and Telephone Number of Persons
               Authorized to Receive Notices and Communications)

                                August 11, 1994
                         (Date of Event which Requires
                           Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ]

Check the following box if a fee is being paid with this statement [X].

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act.

                       (Continued on following page(s))

                               Page 1 of 7 Pages
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CUSIP NO. 45815C103                   13D                      Page 2 of 7 Pages





 1    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
      Nomura Holding America Inc.                                    133518229

 2    CHECK THE APPROPRIATE BOX                                        (a) [ ]
      IF A MEMBER OF A GROUP                                           (b) [ ]

 3    SEC USE ONLY

 4    SOURCE OF FUNDS                                                       OO

 5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
      IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e)                            [ ]

 6    CITIZENSHIP OR PLACE OF ORGANIZATION                            Delaware

  NUMBER OF      7  SOLE VOTING POWER                                  550,000
   SHARES
 BENEFICIALLY    8  SHARES VOTING POWER                                    -0-
  OWNED BY
   EACH          9  SOLE DISPOSITIVE POWER                             550,000
 REPORTING
PERSON WITH      10  SHARED DISPOSITIVE POWER                              -0-

 11   AGGREGATE AMOUNT BENEFICIALLY OWNED
      BY EACH REPORTING PERSON                                         550,000

 12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
      CERTAIN SHARES                                                       [ ]

 13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)                   6.8%

 14   TYPE OF REPORTING PERSON                                              HC


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CUSIP NO. 45815C103                   13D                     Page 3 of 7 Pages


 1  NAME OF REPORTING PERSON
    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
    The Nomura Securities Co., Ltd.

 2  CHECK THE APPROPRIATE BOX                                           (a) [ ]
    IF A MEMBER OF A GROUP                                              (b) [ ]

 3  SEC USE ONLY

 4  SOURCE OF FUNDS*                                                        OO

 5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
    IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e)                              [ ]

 6  CITIZENSHIP OR PLACE OF ORGANIZATION                                 Japan

 NUMBER OF          7    SOLE VOTING POWER                             550,000
  SHARES
 BENEFICIALLY       8     SHARED VOTING POWER                              -0-
  OWNED BY
   EACH             9     SOLE DISPOSITIVE POWER                       550,000
 REPORTING
 PERSON WITH        10  SHARED DISPOSITIVE POWER                           -0-

11  AGGREGATE AMOUNT BENEFICIALLY OWNED
    BY EACH REPORTING PERSON                                          550,000

12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
    CERTAIN SHARES                                                        [ ]

13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)                    6.8%

14  TYPE OF REPORTING PERSON                                               CO


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CUSIP NO. 45815C103                   13D                      Page 4 of 7 Pages


ITEM 1.   SECURITY AND ISSUER

          This Statement on Schedule 13D ("Schedule 13D") relates to a right to acquire up to 550,000 shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock") of Intellicall, Inc., a Delaware corporation (the "Company") pursuant to a Warrant dated August 11, 1994 (the "Warrant"), by and between the Company and Nomura Holding America Inc., a Delaware corporation ("NHA"). The Warrant is presently exercisable at the discretion of NHA and provides for the purchase of the Shares at an exercise price of $4.50 per share. The Warrant has not been exercised in whole or in part as of the date hereof and expires on August 11, 1999. The Company's principal executive offices are located at 2155 Chenault, Suite 410, Carrollton, Texas 75006.


ITEM 2.   IDENTITY AND BACKGROUND

          (a) - (c), and (f).

          This Schedule 13D is filed by NHA, whose principal place of business and principal office are located at 2 World Financial Center, Building B, New York, New York 10281-1198. The principal business of NHA is: (i) to act as a holding company for a wide array of companies directly involved in the financial services industry or involved in the provision of services to companies in the financial services industry, and (ii) to provide funding for the operations of its subsidiaries by, among other things, issuing commercial paper and Eurobonds.

          NHA is controlled by The Nomura Securities Co., Ltd., a corporation organized and existing under the laws of Japan ("NSC"), whose principal place of business and principal office are located at 1-9-1, Nihonbashi, Chuo-ku, Tokyo, 103, Japan. The principal business of NSC is that of a fully-diversified, global, financial services company.

          The name, citizenship, residence or business address and principal occupation or employment (and the name, principal business and address of any corporation or other organization in which such employment is conducted) of each director and executive officer of NHA and NSC are set forth on Appendix A attached hereto.

          (d) and (e).

          To the best of NHA's knowledge, neither NHA or NSC, nor any of the directors or executive officers of NHA or NSC has, during the past five years:
(i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.
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CUSIP NO. 45815C103                   13D                      Page 5 of 7 Pages

ITEM 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

          The aggregate purchase price of the Warrant was $137,500, and the source of the purchase price funds was the general funds available to NHA.


ITEM 4.   PURPOSE OF TRANSACTION

          In connection with that certain Note Purchase Agreement, dated August 11, 1994, by and between NHA and the Company, NHA purchased from the Company certain secured promissory notes, consisting of Variable Rate Senior Bridge Notes Due 1996, Series A in an aggregate principal amount not to exceed $16,000,000 at any one time outstanding, 12.5% Senior Bridge Notes Due 1996, Series B in the aggregate principal amount of $8,000,000, and the Warrant. In addition, NHA also has a contingent right in the event of certain circumstances to receive two additional warrants (one on January 2, 1996 and one on July 1, 1996) to purchase an indeterminable amount of additional shares of Common Stock. Such such warrants have not presently been issued and may never be issued.

          Except as set forth in this Item 4, NHA has no present plans or proposals that relate to or that could result in any of the actions specified in clauses (a) through (j) of Item 4 of Schedule 13D.


ITEM 5.   INTEREST IN SECURITIES OF THE ISSUER

          The Company has an aggregate of 7,568,520 shares of Common Stock outstanding. For purposes of this Schedule 13D, NHA is deemed to beneficially own 6.8% of the class of Common Stock outstanding, and will have sole power to vote and dispose of such shares issuable pursuant to the Warrant. Also, see
Item 4 for description of possible acquisition of additional warrants.


ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

          Other than as described herein, the Company does not have any other contract, arrangement or understanding with respect to the Common Stock of the Company.
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CUSIP NO. 45815C103                   13D                      Page 6 of 7 Pages

ITEM 7.   MATERIAL TO BE FILED AS EXHIBITS

       Exhibit Number  Exhibit
       --------------  -------

          A. Note Purchase Agreement, dated August 11, 1994, by and between Intellicall, Inc. and Nomura Holding America Inc. Incorporated by reference to Exhibit 10.38 to the Quarterly Report on Form 10-Q of Intellicall, Inc. for the Quarter ended June 30, 1994, filed on August 15, 1994.

          B. Warrant, dated August 11, 1994, by and between Intellicall, Inc. and Nomura Holding America Inc. Incorporated by reference to Exhibit 10.43 to the Quarterly Report on Form 10-Q of Intellicall, Inc. for the Quarter ended June 30, 1994, filed on August 15, 1994.
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CUSIP NO. 45815C103                   13D                      Page 7 of 7 Pages

                                   SIGNATURE


     After reasonable inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date:  August 18, 1994


                              NOMURA HOLDING AMERICA INC.


                              By:s/ Peter J. Chepucavage
                                 --------------------------
                                Name: Peter J. Chepucavage
                                Title: General Counsel